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                                                                    EXHIBIT 99.4
                                 OFFER TO EXCHANGE
                       OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                          DATRON SYSTEMS INCORPORATED

                                      FOR

                             SHARES OF COMMON STOCK

                                       OF

                             THE TITAN CORPORATION,
         PURSUANT TO THE EXCHANGE OFFER AND BASED ON THE EXCHANGE RATIO
                DESCRIBED IN THE PROSPECTUS, DATED JULY 9, 2001

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, AUGUST 3, 2001, UNLESS THE OFFER IS EXTENDED.

                                                                    July 9, 2001

To Our Clients:

    Enclosed for your consideration are the prospectus, dated July 9, 2001 (as may from time to time be amended, supplemented or finalized, the "PROSPECTUS"), and the related Letter of Transmittal and Schedule 14D-9, with respect to the offer by Gem Acquisition Corp. ("PURCHASER"), a wholly-owned subsidiary of The Titan Corporation ("TITAN"), to exchange shares of Titan common stock, par value $0.01 per share, for outstanding shares of common stock of Datron Systems Incorporated ("DATRON"), par value $0.01 per share ("DATRON COMMON STOCK"), upon the terms and subject to the conditions described in the Prospectus (the "OFFER"). The Offer is being made pursuant to a merger agreement, dated as of June 24, 2001, among Titan, Purchaser and Datron. The merger agreement provides, among other things, that following completion of the Offer, Purchaser will be merged with Datron, with Datron surviving the merger as a wholly-owned subsidiary of Titan.

    WE ARE THE HOLDER OF RECORD (DIRECTLY OR INDIRECTLY) OF SHARES OF DATRON COMMON STOCK HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES OF DATRON COMMON STOCK CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES OF DATRON COMMON STOCK HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish us to tender any or all of the shares of Datron common stock held by us for your account, upon the terms and subject to the conditions described in the Offer.

    Your attention is invited to the following:

        1. The consideration per share of Datron Common Stock is a number of shares of Titan common stock, based upon an exchange ratio described in the Prospectus.

        2. The Offer is being made for all outstanding shares of Datron Common Stock.

        3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City Time, on August 3, 2001, unless the Offer is extended.

        4. The Offer is subject to various conditions described in the Prospectus, which you should review in detail.
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        5.  The Datron board of directors unanimously: (a) approved the merger agreement, (b) determined that the Offer and the merger are advisable and fair to, and in the best interests of, Datron stockholders, and
    (c) recommends that Datron stockholders accept the Offer.

        6. Stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax of 31% (30.5% after August 7, 2001) of the cash payable to such stockholder or other payee for fractional shares pursuant to the Offer.

    Except as disclosed in the Prospectus, neither Titan nor Purchaser is aware of any state in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute.

    IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR SHARES OF DATRON COMMON STOCK, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM SET FORTH ON THE REVERSE SIDE OF THIS LETTER. AN ENVELOPE TO RETURN YOUR INSTRUCTIONS TO US IS ENCLOSED. IF YOU AUTHORIZE THE TENDER OF YOUR SHARES OF DATRON COMMON STOCK, ALL SUCH SHARES OF DATRON COMMON STOCK WILL BE TENDERED UNLESS OTHERWISE SPECIFIED ON THE REVERSE SIDE OF THIS LETTER. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN SUFFICIENT TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

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                        INSTRUCTIONS WITH RESPECT TO THE
                               OFFER TO EXCHANGE
                       OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                          DATRON SYSTEMS INCORPORATED

                                      FOR

                             SHARES OF COMMON STOCK

                                       OF

                             THE TITAN CORPORATION

    The undersigned acknowledge(s) receipt of your letter and the enclosed prospectus, dated July 9, 2001 (as may from to time be amended, supplemented or finalized, the "PROSPECTUS") and the related Letter of Transmittal and
Schedule 14D-9, with respect to the offer (the "OFFER") by Gem Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of The Titan Corporation, to exchange shares of The Titan Corporation common stock, par value $0.01 per share, for outstanding shares of common stock, par value $0.01 per share, of Datron Systems Incorporated, a Delaware corporation ("DATRON COMMON STOCK").

    This will instruct you to tender the number of shares of Datron Common Stock indicated below (or if no number is indicated below, all shares of Datron Common Stock) held by you for the account of the undersigned, upon the terms and subject to the conditions described in the Offer.

Account Number:

Number of shares of Datron Common Stock to be Tendered: *            Shares

Dated: ____________, 2001

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                                  SIGNATURE(S)

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                                 PRINT NAME(S)

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                                  ADDRESS(ES)

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                         AREA CODE AND TELEPHONE NUMBER

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                TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT

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*   Unless otherwise indicated, it will be assumed that all shares of Datron
    Common Stock held by us for your account are to be tendered.

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